Exhibit 10.2

OPTION AGREEMENT FOR PARTICIPATION
IN EXPLORATION BLOCKS IN ARAB REPUBLIC OF EGYPT

THIS OPTION AGREEMENT FOR PARTICIPATION IN EXPLORATION BLOCKS IN ARAB REPUBLIC OF EGYPT (hereinafter referred to as this “Option Agreement”) made this 8th day of January, 2008 with an effective date of December 31, 2007 (the “Effective Date”)

BETWEEN:

Gujarat State Petroleum Corporation Limited, a company organized and existing under the laws of India having its registered office at GSPC Bhavan, behind Udyog Bhavan, Sector-11, Gandhinagar, Gujarat 382011, India (hereinafter referred to as “GSPC”)

OF THE FIRST PART;

AND

GeoGlobal Resources (Barbados) Inc., a company whose registered office is at Chamberlain Place, Broad Street, Bridgetown, Barbados, West Indies with its corporate head office at 310, 605 – 1st Street SW, Calgary, Alberta, T2P 3S9, Canada, (hereinafter referred to as “GGRB”)

OF THE SECOND PART

(GSPC and GGRB shall hereinafter collectively be referred to as “Parties” and individually as a “Party”)

WHEREAS:

(a)
The Parties and Alkor Petroo Limited (“Alkor”) entered into a Joint Study & Bid Agreement dated July 13, 2006 (hereinafter referred to as “JSBA”) for participation in blocks offered under bid round by Arab Republic of Egypt.

(b)
The consortium comprising of GSPC, GGRB and Alkor was successful in their bids for two exploration blocks namely the E-GAS Block 6 offshore (also referred to as “N. Hap’y”) and the GANOPE Block 8 onshore (also referred to as “South Diyur”) (N. Hap’y and South Diyur are hereinafter collectively referred to as the “Exploration Blocks”).

(c)
The Parties entered into an Assignment Agreement for Exploration Blocks in Arab Republic of Egypt dated 8th January, 2008 (the “Assignment Agreement”) (attached herewith as Schedule “A”) by which GGRB assigned its entire 30% (thirty percent) participating interest the Exploration Blocks.

(d)
GGRB has furnished to GSPC the following bank guarantees (equivalent to 2% of financial commitment for the first Exploration Phase in Exploration Blocks) with respect to a 30% participating interest in the Exploration Blocks:

(i)	The bank guarantee dated July 26, 2007 provided by GGRB in the amount of US$270,000 (United States dollars two hundred and seventy thousand) in favour of GSPC; and
(ii)	The bank guarantee dated July 26, 2007 provided by GGRB in the amount of US$900,000 (United States dollars nine hundred thousand) in favour of GSPC.

(The bank guarantees referred to above shall collectively be referred to as the “July 26, 2007 Bank Guarantees”.  GSPC has called upon the July 26, 2007 Bank Guarantees and received the amounts provided for by them).

(e)
Upon execution of the Assignment Agreement, GSPC will repay the amounts it received by invocation of the July 26, 2007 Bank Guarantees and direct that the State Bank of India allocate these funds to two new bank guarantees to be provided by GGRB in the same amounts as the July 26, 2007 Bank Guarantees, and expiring July 15, 2008 in favour of GSPC (referred to as the “January 2008 Bank Guarantees”).  GGRB will also give similar instructions to the State Bank of India.

NOW THEREFORE THIS OPTION AGREEMENT WITNESSETH that in consideration of the Parties entering into the Assignment Agreement and of the mutual covenants and agreements herein contained, GSPC and GGRB hereto agree as follows:

1.            Terms and Conditions of Option to Participate:

(a)
GGRB shall have the irrecoverable and exclusive right, commencing on the Effective Date of this Option Agreement and ending on April 30, 2008, or such other date as may be agreed to in writing between the Parties, to elect by notice in writing to GSPC, to participate up to a 30% (thirty percent) participating interest (“Elected Participating Interest”) in both the Exploration Blocks, and a corresponding participating interest in the Concession Agreement(s) to the Exploration Blocks and agreeing to pay their pro rata share (equal to their Elected Participating Interest) of all costs and expenses incurred from and after the Effective Date of this Option Agreement in the Exploration Blocks. For avoidance of dout, it is clarified that, in the event of exercise of option, GSPC shall have no further obligation under this Option Agreement and under the Assignment Agreement for the payment of any costs and expenses with respect to the Elected Participaging Interest from and after the date of exercise of the option by GGRB.

(b)
GGRB shall, immediately upon exercise of option by GGRB as envisaged under Clause 1(a) of this Agreement, reimburse GSPC, all costs and expenses incurred by GSPC with respect to the Elected Participating Interest after the Effective Date from the Option Bank Guarantees referred to in paragraph 1(d) below.  In the event, the Option Bank Guarantees are not sufficent to make this reimbursement, GGRB will pay GSPC directly the additional amounts so as to fully reimburse GSPC.

(c)	GGRB shall not be charged or liable to pay for any matters with respect to Exploration Blocks prior to the Effective Date of this Option Agreement.

(d)
The Parties agree that if GGRB elects to participate in the Exploration Blocks within the time frame agreed to in paragraph 1(a) above, GGRB shall further provide GSPC bank guarantees (representing 100% of the financial commitment for the first Exploration Phase in Exploration Blocks) with respect to their Elected Participating Interest. For further clarity, GGRB shall have the obligation to provide, in relation to the initial Exploration Period of the Exploration Blocks, bank guarantees in proportion to the Elected Participating Interest of (i) US$150,000,000 (United States dollars one hundred and fifty million) for N. Hap’y; and (ii) US$45,000,000 (United States dollars forty-five million) for South Diyur (as may be applicable).  These bank guarantees are referred to as the “Option Bank Guarantees”.

(e)	Upon delivery of the Option Bank Guarantees, GSPC shall release the January 2008 Bank Guarantees to GGRB.

(f)
If GGRB fails to provide the Option Bank Guarantees within ten (10) days of the receipt by GSPC of GGRB’s notice of election to participate as stipulated in Clause 1(a), such failure shall be deemed to be a termination of GGRB’s right to earn or retain any interest in the Exploration Blocks.

(g)
If GGRB fails to elect to participate as stipulated in Clause 1(a), or fails to provide the Option Bank Guarantees, then the January 2008 Bank Guarantees shall be forfeited and GGRB shall waive any and all rights whatsoever in respect of them.

2.            Further Assurance:

(a)
GSPC has received the amount provided for in the July 26, 2007 Bank Guarantees. It is agreed between the Parties that the amount received by GSPC will be repaid and directed by GSPC to fund the January 2008 Bank Guarantees by GGRB in favour of GSPC. GGRB will give similar direction to the State Bank of India.

(b)
In the event of exercise of its option under Clause 1(a) to acquire Elected Participating Interest and upon the delivery of the Option Bank Guarantees referred to in Clause 1(d), GSPC hereby agrees to provide GGRB the necessary documentary support such as a Power of Attorney, authorization, affidavit, undertaking and such other document(s) and full co-operation, as may be required, to execute and/or amend the Concession Agreements for the Exploration Blocks, the Assignment Agreement and any other documentation as may be required to reflect that GGRB has been transferred from GSPC, the GGRB Elected Participating Interest.

(c)
In the event of exercise of its option under Clause 1(a) to acquire Elected Participating Interest and upon the delivery of the Option Bank Guarantees, GGRB and GSPC shall co-operate and undertake all necessary action (including liasioning with the Government of the Arab Republic of Egypt, GANOPE, E-GAS, contractors, etc) as may be required to give effect to the assignment of the GGRB Elected Participating Interest, in favour of GGRB.

(d) GGRB and GSPC agree to act in good faith and not to undertake any action which is prejudicial to interest of GGRB, GSPC or Alkor under the Concession Agreement the JSBA, or any related agreements.

(e) Each of the Parties represent that they have the necessary powers and authority to enter into this Option Agreement and perform the obligations envisaged herein.

3.	Amendment:

No amendment to this Option Agreement shall be valid and binding unless set forth in writing and duly executed by the Parties.

4.	Governing Law and Arbitration:

(a)	This Option Agreement shall be governed by laws of India.

(b)
Any dispute arising in connection with or with respect to validity of this Option Agreement shall be finally resolved through arbitration in accordance with the provisions of the Arbitration and Conciliation Act, 1996. Proceedings of arbitration shall be held in Ahmedabad and shall be conducted in English. Each Party shall appoint one arbitrator and the two arbitrators so appointed shall appoint the third arbitrator.

5.            Counterpart Execution:

This Option Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same understanding, and any Party may enter into this Option Agreement by executing a counterpart.

EXECUTED in Gandhinagar, Gujarat

by: /s/ M.Y. Farooqui
GM (P&D)
Signed for and on behalf of
GUJARAT STATE PETROLEUM CORPORATION LIMITED

by: /s/ Allan J. Kent,
Executive Vice President and Chief Financial Officer
Signed for and on behalf of
GEOGLOBAL RESOURCES (BARBADOS) INC.